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                                                                  EXHIBIT 23(a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 (File No. 333-        ), of our report dated
September 26, 1997, except as to note 10, which is as of December 9, 1997 and note 11, which is as of January 31, 1998 which appears on page F-2 of DocuCorp International, Inc.'s Registration Statement on Form S-1
(File No. 333-44427). We also consent to the application of such report to the Financial Statement Schedule included in such Registration Statement on Form S-1.

PRICE WATERHOUSE LLP


Dallas, Texas
June 29, 1998


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